Exhibit 10  (iii) 51.
EXHIBIT A

THE IT GROUP, INC.
PROMISSORY NOTE

[Amount of Loan]
[City, State]

[Month, Day, Year]

FOR VALUE RECEIVED, the undersigned (“Borrower”) hereby promises to pay to THE IT GROUP, INC. (the “Company”) the principal amount of $                                   , together with interest (compounded semiannually) from the date hereof on the unpaid balance of such principal amount at the rate set forth in Section 1 hereof, on                                     (the “Maturity Date ”),

PROVIDED that such Maturity Date may be extended or accelerated pursuant to Article 7 of the IT Group, Inc. Executive Stock Ownership Program (the “Program”) and as summarized in Section 5 herein. Payment of the principal amount of this Promissory Note and interest thereon shall be made at the office of the Company in Monroeville, Pennsylvania or at such other location in the United States of America as shall be designated by the Company in writing to Borrower. Such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Promissory Note is being issued pursuant to the Program, for the purpose of financing the purchase of certain shares of securities of the Company (the “Purchased Shares”) being acquired by Borrower in accordance with the Ownership Guidelines as defined under the Program. Capitalized terms used but not otherwise defined in this Promissory Note that are defined in the Program shall have the meanings specified in the Program.

         1.    INTEREST.     Interest shall accrue on the unpaid principal balance of the Promissory Note at the applicable federal rate in effect on                  , 199         , which was                   percent (     %) per annum, compounded semiannually. Such interest shall be payable only on the Maturity Date or upon acceleration of this Promissory Note pursuant to Section 4 or 5 hereof.

         2.    FULL RECOURSE.     This Promissory Note shall be the personal obligation of Borrower and the Company shall be entitled to full recourse against Borrower for performance and satisfaction of all obligations of Borrower hereunder.

         3.    COVENANTS OF BORROWER.    Upon receipt of the proceeds of this Promissory Note, Borrower shall apply all such proceeds towards the purchase of the Purchased Shares.

         4.    VOLUNTARY PREPAYMENTS.    Borrower may, at his option, prepay at any time all or any portion of the principal amount of this Promissory Note then outstanding, together with any and all accrued interest thereon through the date of such prepayment, without premium or penalty.
EXHIBIT A

THE IT GROUP, INC.
PROMISSORY NOTE

         5.    ACCELERATION OF MATURITY DATE.

         (a)    Termination of Employment of Borrower.    In the event Borrower’s employment is terminated for Cause prior to the Maturity Date, the outstanding interest and principal payments under this Promissory Note shall become immediately due and payable on the Termination Date. In the event Borrower terminates his or her employment with the Company and all affiliates voluntarily prior to the Maturity Date, any outstanding interest and principal payments under this Promissory Note shall become immediately due and payable on the Termination Date. Subject to Section 5(d), below, in the event Borrower ’s employment is terminated involuntarily (other than for Cause) by the Company or an affiliate prior to the Maturity Date, any outstanding interest and principal payments under this Promissory Note shall become due and payable no later than seven (7) months following the Termination Date.

         (b)    Retirement of Borrower.    In the event Borrower ’s employment terminates on or after his or her Retirement Date prior to the Maturity Date, any outstanding balance (including accrued and unpaid interest) under this Promissory Note shall become due and payable no later than thirteen (13) months following the Retirement Date.

         (c)    Death or Disability of Borrower.    In the event Borrower dies or becomes Permanently Disabled prior to the Maturity Date, any outstanding balance (including accrued and unpaid interest) under this Promissory Note shall become due and payable no later than thirteen (13) months following the date of death or the Disability Date.

         (d)    Change of Control.    In the event an involuntary termination of employment, other than for Cause, occurs within 18 months of a Change of Control prior to Maturity Date, any outstanding balance (including accrued and unpaid interest) under this Promissory Note shall become immediately due and payable on the Termination Date.

         6.    NOTICES.     All notices and other communications required or permitted to be given under this Promissory Note shall be in writing and shall be deemed to have been duly given if delivered personally or by inter-office mail as follows, if to the Company, Corporate Secretary, The IT Group, Inc., 2790 Mosside Boulevard, Monroeville, PA 15146-2792; if to Borrower, at the address set forth at the end of this Promissory Note, or to such other address as either party shall have last designated by notice to the other party. All such notices and communications shall be deemed to have been received on the earlier of the date of receipt and the third business day after the date of mailing thereof.

EXHIBIT A

THE IT GROUP, INC.
PROMISSORY NOTE

         7.    AMENDMENTS.     No amendment of this Promissory Note shall be effective unless in writing and signed by Borrower and the Company.

         8.    WAIVER.     Borrower, for himself and his legal representatives and successors, hereby expressly waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of this Promissory Note.

         9.    NO SET-OFF.     This Promissory Note is not subject to set-off for any amounts for any reason.

         10.    EFFECT OF DELAY OR OMISSION.    No delay or omission of the Company in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.

         11.    COSTS OF COLLECTION.    Borrower will pay all costs and expenses of collection, including reasonable attorneys’ fees, incurred or paid by the Company in enforcing this Promissory Note or its rights under the Pledge Agreement or the obligations hereby or thereby evidenced, to the extent permitted by law.

         12.    GOVERNING LAW.    This Promissory Note, shall be governed by and construed and enforced in accordance and with the laws of the State of Delaware, without regard to the application of the conflicts of law provisions thereof.

         13.    HEADINGS.     The section and paragraph headings hereof are for convenience of reference only and shall not be deemed to construe or affect the meaning of any of the provisions hereof.

                  IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first above written.

THE IT GROUP, INC.	BORROWER

By:
Name (Signature)

Title: Senior Vice President, Human Resources
Street Address

City, State and Zip Code

Social Security Number